UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600
Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.
On February 28, 2007, the following increases were approved to the 2007 base salaries of the following members of management, with effect from March 1, 2007: Bernard J. Duroc-Danner, Chairman of the Board, President and Chief Executive Officer—$34,375; Andrew P. Becnel, Senior Vice President and Chief Financial Officer—$100,000; E. Lee Colley III, Senior Vice President and Chief Operating Officer—$150,000; Stuart E. Ferguson, Senior Vice President and Chief Technology Officer—$42,840; Burt M. Martin, Senior Vice President, General Counsel and Secretary—$45,000; Jessica Abarca, Vice President — Accounting and Chief Accounting Officer—$25,000; M. David Colley, Vice President — Global Manufacturing—$60,000; Keith R. Morley, Vice President — Operations Support—$40,000.
On February 28, 2007, the bonuses payable under the Weatherford Variable Compensation Plan for year 2006 were approved for our officers. Our officers received their bonuses in the form of restricted common shares in lieu of cash. The following number of restricted shares were granted: Mr. Duroc-Danner—71,026; Mr. Becnel—15,600; Mr. E. Lee Colley —18,720; Mr. Ferguson—13,818; Mr. Martin—17,472; Ms. Abarca—9,468; Mr. M. David Colley—9,468; Mr. Morley—10,329. These shares will become unrestricted in December 2007. These restricted shares were issued under the Weatherford International Ltd. 2006 Omnibus Incentive Plan and are subject to the terms of that plan and the applicable Restricted Share Award Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: March 2, 2007	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and General Counsel